UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 1, 2023, Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Agreement”) with Cowen and Company, LLC, as agent (“Cowen”), pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (the “Shares”), from time to time through Cowen (the “Offering”). The Company has also filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with the Offering (the “Prospectus Supplement”) under the Company’s existing automatic shelf Registration Statement on Form S-3 (File No. 333-269899), which became effective on February 22, 2023 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell Shares having an aggregate offering price of up to $300.0 million.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, Cowen may sell the Shares at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Select Market (“Nasdaq”), the existing trading market for the Company’s common stock.

The Company or Cowen may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Cowen will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The Company has agreed to pay Cowen commissions for its services of acting as agent of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Agreement. The Company has also agreed to provide Cowen with customary indemnification and contribution rights.

A copy of the Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Agreement, on October 31, 2023, the Company terminated its prior Open Market Sale AgreementSM, dated as of January 20, 2022 (the “Prior Agreement”), by and between the Company and Jefferies LLC (“Jefferies”), in accordance with its terms. The Prior Agreement provided for Jefferies to sell shares of common stock having an aggregate offering price of up to $300.0 million by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. No sales of common stock were made under the Prior Agreement. The Company cannot make any further sales of its common stock pursuant to the Prior Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of November 1, 2023, by and between Apellis Pharmaceuticals, Inc. and Cowen and Company, LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated November 1, 2023.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: November 1, 2023	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer